Exhibit 1.1

UNDER THE COMPANIES ACT, 1956/20135
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION

OF

Sify Technologies Limited 1

1.       Subject to the regulations hereinafter provided, the regulations in Table A of the First Schedule to the Companies Act, 1956/Table F of Schedule I to the Companies Act, 2013, shall apply to this company. 5

2.       Interpretation

Unless the context otherwise requires, words and expressions contained in this Articles shall bear the same meaning as in the Companies Act, 1956/the Companies Act 2013. 5

“Act” means “The Companies Act, 1956”/”The Companies Act, 2013”and any statutory modification or enactment thereof for the time being in force and reference to a section or provisions of the said Act or such modifications from time to time. 5

“ADR facility” means any ADR facility with the Depositary Bank established by the company pursuant to a Deposit Agreement as amended or replaced from time to time.

“ADS” means the American Depositary Shares issued under the Deposit Agreement, each of which presently represents one equity share of the company.

“Beneficial Owner” shall mean beneficial owner as defined in clause (a) of sub section (1) of Section 2 of the Depositories Act, 1996.

“The Company” or “this Company” means Sify Technologies Limited. 1

“Deposit Agreement” means the agreement dated October 18, 1999 between the company and the Depositary Bank in relation to the establishment of the ADR facility and filed as an exhibit to the company’s registration statement, as amended from time to time.

“Depositary Bank” means Citibank, N.A. or any other bank thereto as appointed under a Deposit Agreement.

“Depositories Act, 1996” shall include any statutory modification or re-enactment thereof.

“Depository” shall mean a Depository as defined in clause (e) of sub section (1) of Section 2 of the Depositories Act, 1996.

“NASDAQ” means NASDAQ Stock Market Inc., USA.

“Requirements of Law” means such requirements, directions, order, instructions, regulations and the like, as may be required by SEC and NASDAQ.

“SEC” means the United States Securities and Exchange Commission or any successor agency then having jurisdiction to administer the Securities Act of 1933 and Securities Exchange Act of 1934.

1.

The name of the Company has been changed from Sify Limited to Sify Technologies Limited vide Special Resolution passed by the shareholders of the Company at the Eleventh AGM held on 24th September 2007.

5.	inserted pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

3.       BUY BACK OF COMPANY’S OWN SHARES

Subject to the provisions of Section 77A of the Companies Act, 1956, the company is empowered to buy its own shares.

4.       SHARE CAPITAL

a)       The authorized share capital of the company shall be such amount and of such description as is stated for the time being or at any time in Clause V of the Company’s Memorandum of Association and the company shall have power to increase or reduce the share capital by consolidation or subdivision from time to time in accordance with regulations of the company and the legislative provisions for the time being in force in this behalf and subject to the provisions of the act, the shares in the capital of the company for the time being whether original or increased or reduced may be divided into classes with any preferential, deferred, qualified, non-voting, or other rights, privileges, conditions or restrictions attached thereto whether in regard to dividend, voting , return of capital or otherwise.

b)       The Company shall, subject to the provisions of Section 86 of the Companies Act and subject to such rules and conditions as may be prescribed and such statutory modifications thereof, have the right to issue the shares with such Differential Rights as to Voting or Dividend or otherwise.

c)       Reduction of share capital etc.: 2

1.       The Company may, by a Special Resolution, reduce in any manner, subject to any authorizations and approvals required under law:

a)  its share capital;

b)  any Capital Redemption Reserve; or

c)  any Securities Premium Account

2.         Notwithstanding Clause (1) above, any amounts standing to the credit balance of the Securities Premium Account may also be utilized, other than for capitalisastion, for any of the purposes in accordance with the provisions of law.

d)       A further issue of shares or debentures or any other securities may be made in any manner, whatsoever as the Board may determine including by way of rights issue, preferential offer or private placement or any other mode, subject to and in accordance with the provisions of Companies Act, 2013 (the Act) read with the Rules made there under.5

5.       SHARES UNDER THE CONTROL OF THE DIRECTORS

Subject to the provisions of the Act and these Articles, the shares in the capital of the Company for the time being (including any shares forming part of any increased capital of the Company) shall be under the control of the Board who may allot or otherwise dispose of the same or any of them to such persons, in such proportion or at par (subject to compliance with the provisions of Section 78 of the Act) or at a discount (subject to compliance with the provisions of Section 79 of the Act) and at such times as they may think fit and proper, and with the sanction of the Company in General Meeting to give to any person the option to subscribe for and be allotted shares of any class of the Company either at par or at a premium or at a discount such option being exercisable at such times and for such consideration as the Board thins fit.

2.	Amended vide Special Resolution passed at the Eleventh Annual General Meeting of the company held on 24th September 2007.
5.	inserted pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

6.       POWERS OF THE GENERAL MEETING TO OFFER SHARES TO SUCH PERSONS AS THE COMPANY MAY RESOLVE

In addition to and without derogating from the powers for the purpose conferred on the Board under Article 5 above, the Company in General Meeting, by a resolution, may determine that any shares (whether forming part of the original capital or of any increased capital of the Company) shall be offered to such persons (whether members or holders of debentures of the Company or not) giving them the option to call or be allotted shares of any class of the Company either at par or at a premium or at a discount such option being exercisable at such times and for such consideration as may be directed by a Special Resolution at a General Meeting or the Company in General Meeting may make any other provision whatsoever for the issue, allotment or disposal of any shares.5

7.       ISSUE OF DEBENTURES

Subject to the applicable provisions of the Act and other applicable Law, any debentures (secured or unsecured, listed or unlisted), debenture-stock or other securities may be issued at a discount, premium or otherwise and may be issued on that condition that they shall be convertible into shares of any denomination and with any privileges and conditions as to redemption, surrender, drawing, allotment of Shares, attending (but not voting) the General Meeting, appointment of Directors and otherwise. Debentures with the right to conversion into or allotment of shares shall be issued only with the consent of the Company in the General Meeting by a special resolution. The Company shall have power to issue non-convertible debentures subject to the provisions of the Act. 5

8.       DECLARATION BY PERSONS NOT HOLDING BENEFICIAL INTEREST IN ANY SHARES

a.                    Not withstanding anything herein contained, a person whose name is at any time entered into the Register of Members of the Company as the holder of a share in the Company, but who does not hold beneficial interest in such share, shall within such time and in such form as may be prescribed, make a declaration to the Company specifying the name and other particulars of the person or persons who hold the beneficial interest in such share in the manner provided in Section 187C of the Act.

b.                   A person who holds a beneficial interest in a share or a class of shares of the Company shall, within the time prescribed, after his becoming such beneficial owner, make a declaration to the Company specifying the name and other particulars of the persons who hold the beneficial interest in such shares in the manner provided in Section 187C of the Act.

c.                    Whenever there is a change in the beneficial interest in a share referred to above, the beneficial owner shall, within the time prescribed from the date of such change make a declaration to the Company in such form and containing such particulars as may be prescribed as provided in Section 187 C of the Act.

d.                   Not withstanding anything contained in Section 153 of the Act and this Article where any declaration referred to above is made to the Company, the Company shall make a note of such declaration in the Register of Members and file, within the time prescribed from the date of receipt of the declaration, a return in the prescribed form with the Registrar with regard to such declaration.

2.	Amended vide Special Resolution passed at the Eleventh Annual General Meeting of the company held on 24th September 2007.
5.	inserted pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

9.       SHARE CERTIFICATES

a)       Every member shall be entitled, without payment, to one or more certificates in marketable lots, for all the shares of each class or denomination registered in his name, or if the Directors so approve (upon paying such fee as the Directors may from time to time determine) to several certificates, each for one more of such shares and the Company shall complete and have ready for delivery such certificates within three months from the date of allotment, unless the conditions of issue there of otherwise provide, or within one month of the receipt of application of registration of transfer, transmission, sub-division provided the shares are not held in an electronic and fungible form under the provisions of the Depositories Act, 1996.

b)       Every certificate of shares shall be under the seal of the Company and shall specify the number and distinctive numbers of shares in respect of which it is issued and amount paid-up thereon and shall be in such form as the directors may prescribe or approve, provided that in respect of a share or shares held jointly by several persons, the Company shall not be required to issue more than one certificate and delivery of a certificate of shares to one or several joint holders shall be sufficient delivery to all such holder.

c)       The Share Certificates shall be issued only in pursuance of resolution passed by the Board or a Committee constituted by the Board and on surrender to the Company of the letter of allotment or the fractional coupons of requisite value, save in cases of issues against letters of acceptance or renunciation or in cases of issue of bonus shares, every such certificate shall be issued under the seal of the Company, which shall be affixed in the presence of two directors under a duly registered power of attorney and the Secretary or other person shall sign the share certificate, provided that if the composition of the Board permits of it, at least one of the aforesaid two Directors shall be person other than a Managing or Whole time Director. Particulars of every share certificate issued shall be entered in the Register of Members against the name of the person, to whom it has been issued, indicating the date of issue. The Company shall comply with the provisions of Section 113 of the Act.

d)       Any two or more joint allottee of a share shall, for the purpose of this Article, be treated as a Single Member, and the certificate of any share which may be subject to joint ownership, may be delivered to any one of such joint owners on behalf of all of them.

e)       Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means, such as engraving in metal or lithography, but not by means of a rubber stamp, provided that the Directors shall be responsible for the safe custody of such machine equipment or other material used for the purpose.

f)        The provisions of the foregoing Articles relating to issue of certificates shall mutatis mutandis apply to issue of certificates for any other securities of the Company including debentures (except where the Act otherwise requires). 5

10.    RENEWAL OF SHARE CERTIFICATES

a)       No certificate of any share or shares shall be issued either in exchange for those which are sub-divided or consolidated or in replacement of those which are defaced, torn or old, decrepit, worn out, or where the cages on the reverse for recording transfers have been duly utilized, unless the certificate, in lieu of which it is issued, is surrendered to the Company.

b)       When a new share certificate has been issued in pursuance of clause (a) of this Article, it shall state on the face of it and against the stub or counterfoil to the effect that it is “Issued in lieu of share certificate No. sub-divided / replaced / on consolidation of shares”.

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025

c)       If a share certificate is lost or destroyed, a new certificate in lieu thereof shall be issued only with the prior consent of the Board and on payment of such fee not exceeding Rupees two or as the Board may from time to time fix and such terms, if any, as to evidence, and indemnity and as to the payment of out-of-pocket expenses incurred by the Company in investigating evidence, as the Board thinks fit.

d)       When a new share certificate has been issued in pursuance of clause (c) of this Article, it shall state on the face of it and against the stub or counterfoil to the effect that it is “Duplicate issued in lieu of share certificate No              ”. The word “Duplicate” shall be stamped or punched in bold letters across the face of the share certificate.

e)       Where a new share certificate has been issued in pursuance of clause (a) or clause (c) of this Article, particulars of every such share certificate shall be entered in a Register of Renewed and Duplicate Certificates indicating against the names of the persons to whom the certificate is issued the number and date of issue of the share certificate in lieu of which the new certificate is issued and the necessary changes indicated in the Register of Members by suitable cross reference in the “Remarks” column.

f)        All blank forms to be used for issue of share certificates shall be printed and the printing shall be done only on the authority of a resolution of the Board. The blank forms shall be consecutively machine numbered and the forms and the blocks, engravings, facsimiles and hues relating to the printing of such forms shall be kept in the custody of the Secretary or of such other person as the Board may appoint for the purpose; and the Secretary or the other person aforesaid shall be responsible for rendering an account of these forms to the Board.

g)       The Managing Director of the Company may for the time being or, if the Company has no Managing Director, every director of the Company shall be responsible for maintenance, preservation and safe custody of all books and documents relating to the issue of share certificates except the blank forms of share certificates referred to sub-article (f).

h)       All books referred to in sub article (g) shall be preserved in good order permanently.

i)        Provided that notwithstanding what is stated above the Directors shall comply with such Rules or Regulations or Requirements of any Stock Exchange or the Rules made under the Act or the rules made under Securities Contracts (Regulation) Act, 1956 or any other Act, or rules applicable in this behalf.

j)        The provisions of the foregoing Articles relating to renewal of share certificates shall mutatis mutandis apply to any other securities of the Company including debentures (except where the Act otherwise requires). 5

11.    DEMATERIALISATION OR RE-MATERIALISATION OF SHARES

a)       The Company shall be entitled to dematerialise its existing shares, debentures and other securities, rematerialize its shares, debentures and other securities held in the depositories and/or offer its fresh shares, debentures and other securities, in a dematerialised form pursuant to the Depositories Act, 1996 and the Securities and Exchange Board of India (Depositories and Participants) Regulations, 1996.

b)       Every person subscribing to securities offered by the company shall have the option to receive securities certificates or to hold the securities with a depository. Such a person who is the beneficial owner of the securities can at any time opt out of a depository, if permitted by the law, in respect of any security in the manner provided by the Depositories Act, and the company shall in the manner and within the time prescribed, issue to the beneficial owner and required Certificate of Securities.

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

c)       If a person opts to hold his security with a depository, the company shall intimate such depository the details of allotment of the security, and on receipt of the information, the depository shall enter in its record the name of allottee as the beneficial owner of the security.

d)       All Securities held by a depository shall be dematerialised and be in fungible form. Nothing contained in Sections 153, 153a, 187C and 372A of the Companies Act 1956 shall apply to a Depository in respect of the Securities held by it on behalf of the beneficial owner.

12.    RIGHTS OF DEPOSITORIES AND BENEFICIAL OWNERS

a)       Notwithstanding anything to the contrary contained in the Act or these Articles, a depository shall be deemed to be the registered owner for the purpose of effecting transfer of ownership of security on behalf of the beneficial owner.

b)       Save as otherwise provided above, the depository as the registered owner of the securities shall not have any voting rights or any other rights in respect of the securities held by it.

c)       The beneficial owner of securities shall be entitled to all the rights and benefits and be subject to all the liabilities in respect of his securities, which are held by a depository.

13.    SERVICE OF DOCUMENTS WHERE SECURITY IS HELD IN DEPOSITORY

Notwithstanding anything in the Act or these Articles to the contrary, where securities are held in a depository, the records of the beneficial ownership may be served by such depository on the company by means of electronic mode or by delivery of floppies or discs.

14.    THE FIRST NAMED OF JOINT HOLDER (S) DEEMED SOLE HOLDER.

If any share stands in the names of two or more persons, the person first named in the Register shall as regards receipt of dividends or bonus or service of notices and all or any other matter connected with the Company except voting at meetings and the transfer of the shares, be deemed the sole holder thereof but the joint holders of a share shall be severally as well as jointly liable for the payment of all installments and calls due in respect of such share and for all incidentals thereof according to the Company’s regulations.

15.    UNDERWRITING COMMISSION

Subject to the provisions of Section 76 of the Act, the Company may at any time pay a commission to any person in consideration of his subscribing or agreeing to subscribe for any shares or debentures in the Company.

16.    BROKERAGE

The Company may pay reasonable sum for brokerage on the issue and other matters concerning the shares or debentures in the Company.

17.    TO ISSUE SHARES FOR CONSIDERATION OTHERWISE THAN FOR CASH

Subject to the provisions of Section 75 of the Act, the Board may issue and allot shares in the capital of the Company as payment or part for any property sold or goods transferred or machinery or appliances supplied or for services rendered or to be rendered to the company in or about the formation or promotion of the Company or the acquisition and / or conduct of its business and shares may so be allotted as fully paid-up shares, and if so issued, shall be deemed to be fully paid-up shares.

LIEN ON SHARES

18.    COMPANY’S LIEN ON SHARES

The Company shall have a first and paramount lien upon all the shares (other than fully paid up shares) registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof, for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such shares and so equitable interest in any shares shall be created. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien if any, on such shares.

19.    ENFORCING LIEN BY SALE

For the purpose of enforcing such lien, the Board may sell the shares subject thereto in such manner as they shall think fit and for that purpose may cause to be issued a duplicate certificate in respect of such share and may authorize one of their members to execute a transfer thereof on behalf of and in the name of such member. No sale shall be made until such period as aforesaid shall have arrived and until notice in writing of the intention to sell shall have been served on such member or his representatives and default shall have been made by him on them in payment fulfillment, or discharge of such debts, liabilities or engagements for fourteen days after such notice.

20.    APPLICATION OF PROCEEDS OF SALE

The net proceeds of any such sale shall be received by the Company and applied in or towards payment of such part of the amount in respect of which the lien exists as is presently payable and the residual if any shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the persons entitled to the shares at the date of the sale.

21.    AUTHORITY TO TRANSFER

a)       To give effect to such sale, the Board of Directors may authorize any person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer.

b)       The purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or any invalidity in the proceedings relating to the sale.

22.    The provisions of the foregoing Articles relating to lien on shares shall mutatis mutandis apply to issue any other securities of the Company including debentures (except where the Act otherwise requires). 5

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

CALLS ON SHARES

23.    CALLS

The Board may, from time to time subject to the terms on which any shares may have been issued and subject to the conditions of allotment by a resolution passed at a meeting of the Board (and not by circular resolution) make such all as it thinks fit upon the members in respect of all moneys unpaid on the shares held by them respectively and such member shall pay the amount of every call so made on him to the person or persons and at the times and places appointed by the Board.

A call may be made payable by installments. The joint-holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.    WHEN CALL DEEMED TO HAVE BEEN MADE

A call shall be deemed to have been made at the time when the resolution authorizing such call was passed at a meeting of the Board. The Board of Directors making a call may by resolution determine that the call shall be deemed to be made on such date subsequent to the date of the resolution; and in the absence of such a provision a call shall be deemed to have been made on the same date as that of the resolution of the Board of Directors making such calls. A call may be revoked or postponed at the discretion of the Board.

25.    LENGTH OF NOTICE OF CALL

Not less than twenty one days notice in writing of any call shall be given by the Company specifying the time and place of payment, and the person or persons to whom such call be paid.

26.    SUM PAYABLE IN FIXED INSTALMENTS TO BE DEEMED CALLS

Any sum, which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of those Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call only made and notified.

27.    WHEN INTEREST ON CALL OR INSTALMENT PAYABLE

If any member fails to pay any calls due from him on the day appointed for payment thereof, or any such extension thereof as aforesaid, he shall be liable to pay interest at the rate of 12% per annum on the same from the day appointed for the payment thereof to the time of actual payment or at such lower rate as may be fixed by the Board but nothing in this Article shall render it obligatory for the Board to demand to recover any interest from any such member. The Board of Directors shall also be at liberty to waive payment of that interest wholly or in part.

28.    PAYMENT OF CALLS IN ADVANCE

The Board of Directors, may if they deem fit, receive from any member willing to advance all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any part of the moneys so advanced may pay interest at such rate as the Board may decide but shall not in respect of such advances confer a right to the dividend or participate in profits.

29.    PARTIAL PAYMENT NOT TO PRECLUDE FORFEITURE

Neither the receipt by the Company of a portion of any money which shall from time to time be due from any member to the Company in respect of his shares, either by way of principal or interest nor may indulgence granted by the Company in respect of the payment of any such money, shall preclude the Company from thereafter proceeding to enforce a forfeiture of such shares as hereinafter provided.

30.    POSITION OF COMPANY IN CASE OF ACTION OR SUIT

On the trial or sharing of any action or suit brought by the Company against any member or his representatives for the recovery of any money claimed to be due to the Company in respect of his shares it shall be sufficient to prove that the name of the member in respect of whose shares the money is sought to be recovered, appears entered on the Register of Members as the holders at or subsequently to the date at which the money is sought to be recovered is alleged to have become due on the shares in respect of which such money is sought to be recovered that the resolution making the call is duly recorded in the minutes Book; and that notice of such call was duly given to the member or his representatives issued in pursuance of these Articles; and that it shall not be necessary to prove the appointment of the Directors who made such call nor that a quorum of Directors was present at the Board at which any call was made, nor that the meeting at which any call was made was duly convened or constituted nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31.    The provisions of the foregoing Articles relating to calls on shares shall mutatis mutandis apply to issue any other securities of the Company including debentures (except where the Act otherwise requires). 5

FORFEITURE OF SHARES

32.    IF CALL OR INSTALMENT NOT PAID, NOTICE MAY BE GIVEN

If any member fails to pay any call or installment of a call on or before the day appointed for the payment of the same or any such extension thereof as aforesaid, the Board may at any time thereafter during such time as the call or installment remains unpaid, give notice to him requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such nonpayment.

33.    a) FORM OF NOTICE

The notice shall name a day (not being less than fourteen days from the date of the notice) and a place or places on and at which such call or installment and such interest thereon at such call or installment ought to have been paid and expenses as aforesaid are to be paid. The notice also state that in the event of the non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or installment is payable, will be liable to be forfeited.

b)                  IF NOTICE NOT COMPLIED WITH SHARES MAY BE FORFEITED

If the requirement of any such notice as aforesaid shall not be complied with every or any share in respect of which such notice has been given may at any time thereafter before payment of all calls or installments interest and expenses due in respect thereof be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or any other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

c)                   NOTICE AFTER FORFEITURE

When any share shall have been so forfeited, notice of the forfeiture shall be given to the Member in whose name it stood immediately prior to the forfeiture and any entry of the forfeiture with the date thereof shall forthwith be made in the Register of Member, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make any such entry as aforesaid.

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

34.    EVIDENCE OF FORFEITURE

A declaration in writing that the declarant is a Director or Secretary of the Company and that a share in the Company has been duly forfeited in accordance with these Articles on a date situated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the shares.

35.    LIABILITY AFTER FORFEITURE

a)       Any member whose shares have been forfeited shall not withstanding the forfeiture be liable to pay and shall forthwith pay to the Company, on demand all calls, installments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon from the time of the forfeiture, until payment at such rate as the Board may determine and the Board may enforce the payment thereof if it thinks fit.

b)       The forfeiture of a share shall involve extinction at the time of the forfeiture of all interest in and all the claims and demands against the Company, in respect of the share and all other rights incidental to the share except only such of those rights as by these Articles are expressly waived.

36.    a) SALE, ALLOTMENT OR DISPOSAL AFTER FORFEITURE

i)                   A forfeited or surrendered share may be sold or otherwise disposed off on such terms and in such a manner as the Board may think fit, and at any time before such a sale or disposal, the forfeiture may be called on such terms as the Board may think fit.

ii)                   Upon any sale after forfeiture or for enforcing a lien in purported exercise of the powers hereinbefore given, the Board may appoint some person to execute an instrument of transfer of the shares sold and may cause the purchaser’s name to be entered in the Register in respect of the shares sold are the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

b) EFFECT OF FORFEITURE

Upon any sale, re-allotment or other disposal under the provisions of the preceding articles, the certificate or certificates originally issued in respect of the relative shares shall (unless the same shall on demand by the Company have been previously surrendered to it by the defaulting member), stand cancelled and become null and void and of no effect and the Directors shall be entitled to issue a duplicate certificate or certificates in respect of the said shares to the person or persons entitled thereto.

37.    The provisions of the foregoing Articles relating to forfeiture of shares shall mutatis mutandis apply to issue any other securities of the Company including debentures (except where the Act otherwise requires).

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

TRANSFER AND TRANSMISSION OF SHARES

38.    TRANSFER

a)       The instrument of transfer shall be in writing and all the provisions of Section 108 of the Companies Act, 1956, and of any statutory modifications thereof for the time being shall be duly complied with in respect of all the transfers of shares and registration thereof.

b)       The instrument of Transfer duly stamped and executed by the Transferor and the Transferee shall be delivered to the Company in accordance with the provisions of the Act. The instrument of Transfer shall be accompanied by such evidence as the Board may require to prove the title or Transferor and his right to transfer the shares and every registered instrument of transfer shall remain in the custody of the Company until destroyed by order of the Board. The transferor shall be deemed to be the holder of such shares until the name of the Transferee shall have entered in the Register of Members in respect thereof. Before the registration of a transfer, the certificate or certificates of the shares, must be delivered to the Company

c)       Where, in the case of partly paid shares, an application for registration is made by the transferor, the Company shall give notice of the application to the transferee in accordance with the provisions of Section 110 of the Act.

d)       Before the registration of a transfer, the certificate or certificates of the shares must be delivered to the Company.

39.    TRANSFER IF SHARES HELD IN DEMAT FORM

Notwithstanding anything contained in the Articles of Association, in the case of transfer of shares or other marketable securities where the company has not issued any certificates and where such transfers or securities are being held in electronic or fungible form, the provisions of the Depositories Act, 1996 shall apply.

40.    BOARD’S RIGHT TO REFUSE TRANSFER

Subject to the provisions of Section 111 of the Act, the Board may decline to register or acknowledge any transfer of shares, whether fully paid or not (notwithstanding that the proposed transferee be already a member) but in such cases it shall, within one month from the date on which the instrument of transfer was lodged with the Company, send to the transferee and the transferor notice of the refusal to register such transfer provided that the registration of a transfer shall not be refused on the ground that the transferor being either alone or jointly with any other person or persons indebted to the Company on any account whatsoever except a lien on shares.

41.    RIGHT TO SHARES ON DEATH OF A MEMBER BY TRANSMISSION OF SHARES

a)       The Executors or administrators or holders of Succession Certificate or the legal representatives of a deceased member (not being one or two or more joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such member, and the Company shall not be bound to recognize such executors or administrators or holders of a Succession Certificate or the legal representatives unless such executors or administrators or legal representatives shall have first obtained probate or Letters of Administration of Succession Certificate, as the case may be, from a duly constituted Court in the Union of India; provided that in any case may be from a duly constituted Court in the Union of India, provided that in any case where the Board in its absolute discretion may think necessary and under Article 39 register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member, as a member.

b)       A person entitled to a share by transmission shall, subject to the right of the Directors to retain such dividend or money as hereinafter provided, be entitled to receive, and may give a discharge for any dividends or other moneys payable in respect of the share.

c)       In the case of the death of any one or more of the persons named in the Register of Members as the joint-holders of any share, the survivor or survivors shall be the only persons recognized by the Company as having any title or interest in such share, but nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person.

42.    NO TRANSFER TO INSOLVENT ETC.

No share shall in any circumstances be transferred to any insolvent or person of unsound mind.

43.    COMPANY’S RIGHT TO REGISTER TRANSFER BY APPARENT LEGAL OWNER

The Company shall incur no liability or responsibility whatsoever in consequence of its registering or giving effect to any transfer of shares made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of persons having or claiming any equitable rights, title or interest to or in the said shares notwithstanding that the Company may have had notice of such equitable right, title or interest or notice prohibiting registration of such transfer and may have entered such notice, or referred thereto, in any book of the Company, and the Company shall not be bound or required to regard or attend or given effect to any notice which may be given to it of any equitable right, title or be under any liability whatsoever for refusing or neglecting so to do, though it may have been entered or referred to in some book of the Company, but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto if the Board shall so think fit.

44.    REGISTER OF TRANSFERS

The Company shall keep a “Register of Transfers” and therein shall be fairly and distinctly entered particulars of every transfer or transmission of any share held in physical form.

45.    The provisions of the foregoing Articles relating to transfer and transmission of shares shall mutatis mutandis apply to any other securities of the Company including debentures (except where the Act otherwise requires).5

SHARE WARRANTS

46.    ISSUE OF SHARE WARRANTS

The Company may issue share warrants subject to and in accordance with, the provisions of Sections 114 and 115 of the Act.

GENERAL MEETINGS AND PROCEEDINGS

47.    ANNUAL GENERAL MEETING

Annual General Meetings of the company may be convened subject to the provisions of Section 166 and 210 of the Act by giving not less than 21 days notice in writing.

48.    EXTRAORDINARY GENERAL MEETING

The Board may, call an Extraordinary General Meeting subject to the provisions of Section 169 of the Act by giving not less than 21 days notice in writing.

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025.

49.    ACCIDENTAL OMISSION NOT TO INVALIDATE MEETING

The accidental omission to give any such notice as aforesaid to any of the members or the non-receipt thereof shall not invalidate any resolution passed at any such meeting.

50.    CHAIRMAN OF GENERAL MEETINGS

a)       The Chairman (if any) of the Board of Directors shall be Chairman at every General Meeting, whether Annual or Extraordinary. If there be no such Chairman of the Board of Directors, or if at any meeting he shall not be present within fifteen minutes of the time appointed for holding such meeting or is unable or unwilling to take the Chair, then the members present shall elect another Director as Chairman, and if no Director be present or if all the Directors present decline to take the Chair, then the members present shall elect one of them to be Chairman.

b)       No business shall be discussed at any General Meeting except the election of a Chairman, whilst the Chair is vacant

51.    CASTING VOTE

In the case of an equality of votes, the Chairman shall, both on a show of hands and at a poll (if any) have a casting vote in addition to the vote or votes to which he may be entitled as a member.

52.    MINUTES OF PROCEEDINGS OF GENERAL MEETINGS

In terms of Section 193 of the Act, the Company shall cause minutes of all proceedings of every General Meeting to be kept by making within thirty days of the conclusion of every such meeting concerned entries thereof in books kept for that purpose with their pages consecutively numbered.

DIRECTORS

53.    a)           Until otherwise determined by a General Meeting of the Company and subject to the provisions of Section 252 of the Act, the number of Directors shall not be less than three nor more than twelve.

b)                   Not less that two third of the total number of Directors shall retire by rotation at every Annual General Meeting.

c)                   The Board shall comprise of a majority of independent non-executive Directors as may be required under the Rules of NASDAQ, SEC and also as may be required under the applicable Indian laws including SEBI rules and any amendments from time to time.

54.    ALTERNATE DIRECTOR

In terms of Section 313 of the Act, the Board is empowered to appoint Alternate Director(s).

55.    ADDITIONAL DIRECTOR

Subject to the provisions of Sections 260 and 264 of the Act, the Board shall from time to time appoint any other qualified person to be an Additional Director, but the total number of Directors shall not at any time exceed the maximum fixed under Article 48. Any such additional directors shall hold office only upto the date of the next Annual General Meeting of the company and shall be eligible for reelection at such meeting.

56.    CASUAL VACANCY

Subject to the provisions of Sections 262, 264 and 284(6) of the Act, the Board shall have power from time to time to appoint any other qualified person to be a Director to fill a causal vacancy. Any person so appointed shall hold office only upto the date upto which the director in whose place he is appointed would have held office if it had not been vacated by him.

57.    QUALIFICATION SHARES

A Director shall not be required to hold any qualification shares.

58.    REMUNERATION OF DIRECTORS

1.                    Subject to the provisions of the Act, a Managing Director or a Director, who is in the whole-time employment of the Company may be paid remuneration either by way of monthly payment or at a specified percentage of the net profits of the Company or partly by one way and partly by the other.

2.                    Subject to the provisions of the Act, a Director who is neither in the whole-time employment nor a Managing Director may be paid remuneration or commission:

a)                   by way of monthly, quarterly or annual payments with the approval of the Central Government; and / or

b)                   by way of commission if the Company by a special resolution authorizes such payment.

59.    SITTING FEES

The fees payable to the Directors of the company in attending the meetings of the Board or the Committees of the Board, shall be determined by the Board of Directors from time to time, provided that the sitting fees payable to the Directors as aforesaid shall be within the maximum limits prescribed under the provisions of Section 310 of the Act.

60.    If any Director be called upon to perform extra services or make any special exertions or efforts (which expression shall include work done by a Director as a Member of any Committee formed by the Directors), the Board may arrange with such Director for such special remuneration for such extra services or special exertions or efforts, either by a fixed sum or percentage of profits or otherwise as may be determined by the Board, and such remuneration may be either in addition to or in substitution for his remuneration above provided.

The Board may appoint any person as a director nominated by any financial institution, bank corporation or any other statutory body, or if the Company has entered into any obligation with any such institution, bank, corporation or body in relation to any financial assistance by way of loan advanced to the Company or guarantee or given of any loan borrowed or liability incurred by the Company or so long as the Company is indebted. Such Nominee Director/s shall not be required to hold any share qualification in the Company, and such Nominee Director/s shall not be liable to retirement by rotation of Directors. Subject as aforesaid, the Nominee Director/s shall be entitled to the same rights and privileges and be subject to the same obligations as any other Director of the Company.

61.    MANAGING DIRECTOR

a)       The Company shall have a Managing Director or Chief Executive Officer who can also be the Chairperson of the Company at the same time. 4

4.	Amended vide Special Resolution passed at the Eighteenth Annual General Meeting of the company held on 28th July 2014

b)       Any Managing Director so appointed shall not be required to hold any qualification shares and shall not be liable to retire by rotation at any General Meeting of the Company.

62.    Notwithstanding anything to the contrary contained herein in these Articles, so long as any monies remain owing by the Company to any lenders, bank, financial institution, debenture trustee(s) (acting for the benefit of the debenture holders holding debentures/ bonds issued by the Company) or other body corporate from which the Company has borrowed funds, then till the time such monies remains due by the Company, such lender, bank, financial institution, debenture trustee or other body corporate, shall have a right to appoint from time to time, in accordance with the terms of their respective financing documents or on occurrence of any event specified under the applicable laws / rules, regulations, circulars, as amended from time to time, as the case may be, any person or persons as nominee director and/ or an observer on the Board of the Company and to remove from such office any person or persons so appointed and to appoint any person or persons in his or their places(s).5

PROCEEDINGS OF THE BOARD OF DIRECTORS

63.    MEETINGS OF DIRECTORS

a)       The meeting of the Board of Directors may be convened from time to time, and shall so meet at least once in every three months and, at least four such meetings shall be held in every year. The Directors may adjourn and otherwise regulate their meetings as they think fit.

b)       The company shall have the power to hold the meeting of the Board of Directors or any of its Committee(s) through the means of video or teleconferencing and also permit Directors to participate in the Board / Committees through the means of video or teleconferencing subject to the applicable provisions, if any, of the Act and / or other regulatory provisions thereof.

64.    NOTICE OF MEETINGS

Seven days notice of every meeting of the Board shall be given in writing to every Director for the time being in India, and at his usual address in India, to every other Director. However, a Board meeting may be called at a shorter notice with the written consent of all the Directors.

65.    QUORUM

The quorum for a meeting of the Board shall be one-third of its total strength as set out in Section 287 of the Act.

66.    WHEN MEETING TO BE CONVENED

A Board meeting may be called by the Chairman of the Board of Directors or Managing Director or any two other Directors giving notice in writing to the Company Secretary, specifying the date, time and agenda for such meeting.

67.    CHAIRMAN

The Directors may from time to time elect one of the Directors as the Chairman of the Board. If at any meeting of the Board, the Chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may chose one of their members to be the Chairman of the Meeting.

5.	amended pursuant to the special resolution passed by the members at the 29th Annual General Meeting of the Company held on August 14, 2025

68.    CASTING VOTE

Questions arising at any meeting of the Board of Directors shall be decided by a majority of votes and in the case of an equality of votes, the Chairman shall have a second or a casting vote.

69.    POWERS OF THE BOARD OF DIRECTORS

The Board of Directors shall have all the power as is vested on them under the provisions of the Act and subject to the provisions of the Act the Board may delegate such powers to the Managing Director or other directors with further powers to authorize such delegate to further delegate to others the powers to be exercised on behalf of the Company

70.    BOARD MAY CONSTITUTE COMMITTEES

Subject to the provisions of the Act and / or the requirements of law, the Board may delegate any of its powers to the Committees consisting of such member or members as it think fit. The Board may from to time revoke and discharge any of such Committees either wholly or in part.

71.    RESOLUTION BY CIRCULATION

No resolution shall be deemed to have been duly passed by the Board or by a Committee thereof by circulation, unless the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors, or to all the members of the Committee, then in India (not being less in number than the quorum fixed for a meeting of the Board or Committee, as the case may be) and to all other directors or members of the Committee, at their usual address in India and has been approved by such of them, as are entitled to vote on the resolution. Resolutions approved by circulation shall be recorded in the next Board Meeting.

72.    MINUTES OF THE MEETINGS OF THE PROCEEDINGS OF THE BOARD

The Company shall cause minutes of all proceedings of every meeting of the Board and Committee thereof to be kept by making within thirty days of the conclusion of every such meeting entries thereof in books kept for that purpose with their pages consecutively numbered.

73.    SEAL

a)       The Board shall provide a Common Seal for the purposes of the Company and shall have power from time to time to destroy the same and substitute a new Seal in lieu thereof, and the Board shall provide for the safe custody of the seal for the time being, and the seal shall never be used except by the authority of the Board or a Committee of the Board previously given.

b)       The Company shall also be at liberty to have an official seal in accordance with Section 50 of the Act, for use in any territory, district or place outside India.

c)       Every Deed or other instrument, to which the Seal of the Company is required to be affixed shall, unless the same is executed by a duly constituted attorney be signed by any two Directors or a Director and Secretary or such other persons appointed by the Board for the purpose. Provided that in respect of a Share Certificate the seal shall be affixed in accordance with Article 9(c).

74.    INDEMNITY AND RESPONSIBILITY

Every Director, Officer or Agent for the time being of the Company shall be indemnified out of the assets of the Company against all liability incurred by him in defending any proceedings whether civil or criminal in which judgement is given in his favour or in which he is acquitted or discharged or in connection with any application under Section 633 of the Act, in which relief is granted to him by the Court.

SECRECY CLAUSE

75.    Every Director, Managing Agent, Manager, Auditor, Treasurer, Trustee, Member of a Committee, Officer, Servant, Agent, Accountant or other person employed in the business of the Company shall, if so required by the Directors, before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting all transactions and affairs of the Company with its customers and the state of the accounts with individuals and in matters relating thereto, and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties except when required so to do by the directors or by law or by the person to whom such matters relate and except so far as may be necessary in order to comply with any of the provisions in these presents contained.

76.    No member shall be entitled to visit or inspect any works of the Company without the permission of the Directors or to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, secret process, or any other matter which may relate to the conduct of the business of the Company and which in the opinion of the directors, it would be inexpedient in the interest of the Company to disclose.

LICENCE COMPLIANCE

77.    The company shall comply with the rules and regulations of the National Long Distance (NLD) and International Long Distance (ILD) Licence Agreements with the Department of Telecommunications for Telecom services and any subsequent amendments made thereon, for carrying on the IP-VPN business. 3

3.	Amended vide Special Resolution passed at the Extraordinary General Meeting of the company held on 17th March 2008

Sl. No.	Name, address, description and occupation of subscribers and signatures	Number of Equity Shares taken by each subscriber	Name, address, description, occupation and signature of witness

1.	B.Ramalinga Raju, Plot No.1242, Road No.62, Jubilee Hills, Hyderabad 500 033. OCCUPATION: BUSINESS Sd/-	100 (One hundred only)	A.VENKATARAMAPPA, B.Com., CA Final 109 Venkata Ramana Towers, Opp. Skyline Theatre, Baheerbagh, Hyderabad 500 029. Sd/-
2.	B.Rama Raju H.No.1-10-72/A Chikoti Gardens, Begumpet, Hyderabad 500 016 OCCUPATION: BUSINESS Sd/-	100 (One hundred only)
3.	Satyam Computer Services Ltd. 1 Floor May Fair Buildings, S.P. Road, Secunderabad Total Shares Taken.	30 (Thirty only)
230
(Two Hundred Thirty only)

Date: 4.11.1995

Place: Hyderabad